UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PUSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BRAIN SCIENTIFIC INC.

(Exact name of registrant as specified in its charter)

Nevada	81-0876714
(State or other incorporation or organization)	(I.R.S. Employer Identification Number)

125 Wilbur Place, Suite 170

Bohemia, New York 11716

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-236152

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

A description of the common stock, $.001 par value per share, of Brain Scientific Inc. (the “Company”) is set forth in the Prospectus included as part of the Company’s Registration Statement on Form S-1, Registration No. 333-236152, filed with the Securities and Exchange Commission, as amended from time to time, and is hereby incorporated by reference into this Item 1.

Item 2. Exhibits.

Designation	Description	Method of Filing
Exhibit 3.1	Amended and Restated Certificate of Incorporation of Brain Scientific Inc.	Incorporated by reference to Current Report on Form 8-K filed on September 24, 2018

Exhibit 3.2	Amended and Restated ByLaws of Brain Scientific Inc.	Incorporated by reference to Current Report on Form 8-K filed on September 27, 2018

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: October 15, 2020

BRAIN SCIENTIFIC INC.

By:	/s/ Boris Goldstein
Name:	Boris Goldstein
Title:	Chairman

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